UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) MAY 21, 2008
NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On May 21, 2008, Nortel Networks Corporation (“NNC”) announced that Nortel Networks Limited (the “Company”) has commenced a proposed US$500 million offering of 10.750% senior unsecured notes due 2016 (the “Notes”) in the United States to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States pursuant to Regulation S under the Securities Act, and to accredited investors in Canada pursuant to applicable private placement exemptions, subject to market and other conditions. The Notes to be issued by the Company would be fully and unconditionally guaranteed by NNC and initially guaranteed by NNC’s indirect subsidiary, Nortel Networks Inc. (“NNI”).
The Notes would be issued as additional notes under an existing indenture and would be part of the same class as the Company’s currently outstanding $450,000,000 aggregate principal amount of 10.750% senior notes due 2016 that were issued on July 5, 2006. The Notes would initially not be fungible for trading purposes with the currently outstanding 10.750% Senior Notes Due 2016.
The press release announcing the proposed offering is being issued pursuant to and in accordance with Rule 135c under the Securities Act and a copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
NNC owns all of the Company’s common shares and the Company is NNC’s principal direct operating subsidiary.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press release issued by NNC on May 21, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Michael W. McCorkle
Michael W. McCorkle
Treasurer

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: May 21, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by NNC on May 21, 2008.

4